UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 14, 2017

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 14, 2017, Atmos Energy Corporation (“Atmos Energy”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and J.P. Morgan Securities LLC (the “Managers”) with respect to the offering and sale from time to time through the Managers, as Atmos Energy’s sales agents, of shares of Atmos Energy’s common stock, no par value, having an aggregate offering price of up to $500,000,000 (the “Shares”). Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions or as otherwise agreed between Atmos Energy and the Managers. Under the terms of the Agreement, Atmos Energy may also sell Shares from time to time to a Manager as principal for its own account at a price to be agreed upon at the time of sale. The Agreement provides that each Manager, when it is acting as Atmos Energy’s sales agent, will be entitled to a commission of 1.0% of the gross offering proceeds of the Shares sold through such Manager. Atmos Energy has no obligation to offer or sell any Shares under the Agreement, and may at any time suspend offers and sales under the Agreement.

The Shares will be issued pursuant to Atmos Energy’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on March 28, 2016 (Registration No. 333-210424).

The Managers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, certain of the Managers or their respective affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for Atmos Energy and its subsidiaries for which they have received or will receive customary compensation. For example, affiliates of certain of the Managers are lenders under Atmos Energy’s revolving credit facilities and dealers under Atmos Energy’s commercial paper program. To the extent Atmos Energy uses the proceeds from the offering to repay any indebtedness under its revolving credit facilities or commercial paper program, such affiliates of certain Managers will receive a portion of the proceeds from the offering.

The summary of the Equity Distribution Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated as of November 14, 2017, among Atmos Energy Corporation, Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and J.P. Morgan Securities LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

5.2	Opinion of Hunton & Williams LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.2).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: November 14, 2017	By:	/s/ KAREN E. HARTSFIELD
Karen E. Hartsfield
Senior Vice President, General Counsel
and Corporate Secretary